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                                                                Exhibit No. 1(b)


                            CERTIFICATE OF AMENDMENT
                                       TO
                    AMENDED AND RESTATED DECLARATION OF TRUST
                                       OF
                       PAINEWEBBER MANAGED MUNICIPAL TRUST

         The undersigned, being Vice President and Secretary of PaineWebber Managed Municipal Trust ("Trust"), hereby certifies that the Trustees of the Trust duly adopted the following resolution, which amended the Amended and Restated Declaration of Trust in the manner provided in such Amended and Restated Declaration of Trust, at a meeting held on March 28, 2001, and that the amendment will be effective on April 16, 2001.

                  RESOLVED, that the Amended and Restated Declaration of Trust dated November 19, 1997 be, and it hereby is, amended to change the name of the Trust from "PaineWebber Managed Municipal Trust" to "UBS PaineWebber Managed Municipal Trust" in the following manner:

                  The first sentence of Section 1 of Article I of the Amended and Restated Declaration of Trust is hereby amended to read as follows:

                           NAME
                           ----
                           Section 1. This Trust shall be known as "UBS
                           PaineWebber Managed Municipal Trust."

                  Section 2(b) of Article I of the Amended and Restated Declaration of Trust is hereby amended to read as follows:

                           Section 2.

                           (b) The "Trust" refers to UBS PaineWebber Managed Municipal Trust, and reference to the Trust, when applicable to one or more Series of the Trust, shall refer to any such Series;

                  Schedule A of the Amended and Restated Declaration of Trust is hereby amended to read as follows:

                           Series of the Trust
                           -------------------
                           UBS PaineWebber RMA California Municipal Money Fund UBS PaineWebber RMA New York Municipal Money Fund

                  The first sentence of Item 1 of Attachment 1 of the Amended and Restated Declaration of Trust is hereby amended to read as follows:




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                           1.  The principal place of business of UBS
                               PaineWebber Managed Municipal Trust ("Trust") is:

                               1285 Avenue of the Americas
                               New York, New York  10019


Dated:  April 16, 2001
                                              /s/ Dianne E. O'Donnell
                                         --------------------------------------
                                                Dianne E. O'Donnell
                                            Vice President and Secretary


New York, New York (ss)

On this 16th day of April, 2001, before me personally appeared Dianne E. O'Donnell, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.

                                              /s/ Evelyn De Simone
                                         ---------------------------------------
                                                   Notary Public